                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 26, 1999


                             MORROW SNOWBOARDS, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


            OREGON                       0-27002               93-1011046
(STATE OR OTHER JURISDICTION OF        (COMMISSION           (IRS EMPLOYER
INCORPORATION OR ORGANIZATION)         FILE NUMBER)       IDENTIFICATION NUMBER)


                             2600 PRINGLE ROAD, S.E.
                                 SALEM, OR 97302
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

                                 (503) 375-9300
               REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On March 26, 1999, Morrow Snowboards, Inc. ("Morrow") completed the sale of the Morrow Snowboards brand to K2 Acquisitions, Inc. which is an affiliate of K-2, Inc., a Washington-based sporting goods company, pursuant to an Acquisition Agreement between Morrow and K-2. The assets sold by Morrow include the Morrow patents and trademarks, production equipment, tooling, inventory and certain of Morrow's pre-season orders for 1999 related to its snowboard and boot business. K-2's manufacturing facility in Washington will handle the production of snowboards to fill 1999 fall orders for Morrow brand snowboards and boots. Morrow received just in excess of $3 million in cash and other consideration in the transaction. The Acquisition Agreement contains standard representations, warranties and covenants for this type of transaction.

         Upon closing of the K-2 transaction, Morrow permanently closed its Oregon snowboard manufacturing plant, but continues to maintain administrative offices and its Westbeach operations at its Salem, Oregon location. Morrow presently intends to continue designing and distributing its Westbeach brand apparel and to operate the Westbeach retail stores.

         Morrow presently intends to provide additional information regarding the K-2 transaction either in a future Report on Form 8-K or in its Annual Report on Form 10-K for the fiscal year ended December 26, 1998.

ITEM 5.  OTHER EVENTS.

         INVOLUNTARY PETITION. On March 30, 1999, certain of Morrow's trade creditors filed an involuntary petition for relief under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Oregon (Case No. 699-61663-fra7). Morrow is currently reviewing its options with insolvency counsel and expects either to convert the proceeding into a case under Chapter 11 of the Bankruptcy Code or to attempt to negotiate an agreement for repayment of its creditors and to seek dismissal of the petition based on such an agreement. However, Morrow cannot presently predict the exact effect of the petition filing on Morrow's operations.

         EMPIRE OF CAROLINA, INC. Empire of Carolina, Inc. has asserted rights to a breakage fee of $500,000 and reimbursement of its costs under the Letter of Intent with Morrow dated March 2, 1999. Morrow has responded that it believes the Letter of Intent was terminated without any obligation on Morrow's part to pay such a fee or reimburse any costs. Morrow believes it has a reasonable basis for that position and will vigorously defend against any action by Empire seeking such fee.

         BOARD LOCKER CLAIM. Morrow has previously reported its filing of a claim against Principle Marketers, Inc., dba The Board Locker, and Scott Hardy for collection of receivables due. This claim was first reported in Morrow's Annual Report on Form 10-K for the fiscal year ended December 27, 1997. Morrow also reported partial settlement of the claim in its Quarterly Report on Form 10-Q for the quarterly period ended June 27, 1998. The parties have now reached an agreement for final resolution of the claim, pursuant to which The Board Locker and Scott Hardy, jointly and severally, will pay a total of $30,000 to Morrow.

         1998 ANNUAL REPORT ON FORM 10-K. On March 29, 1999, Morrow filed a Form 12b-25 Notification of Late Filing with the Commission stating that Morrow would be unable to file its Annual Report on Form 10-K for the fiscal year ended December 26, 1998 until April 13, 1999. Due to the sale of assets to K-2 described above, Morrow is in the process of restating its financial statements to reflect that certain portions of its operations have been discontinued, and accordingly now anticipates filing its Annual Report on Form 10-K no later than May 7, 1999.

FORWARD-LOOKING STATEMENTS

         This report contains forward-looking statements which are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that such forward-looking statements involve risks and uncertainties, including, without limitation, the continuing cooperation of Morrow's secured lender, Foothill Capital Corporation, the adequacy of available working capital, the effect of the bankruptcy filing and Morrow's ability to continue operations in designing and distributing Westbeach brand products.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a)  Not applicable.

         (b)  Not applicable.

         (c)  Exhibits:

              Acquisition Agreement dated as of March 26, 1999 by and between K2 Acquisitions Inc. and Morrow Snowboards, Inc.


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                                   SIGNATURES


         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on April 1, 1999.


                                       MORROW SNOWBOARDS, INC.


                                       By:  /S/ P. BLAIR MULLIN
                                          --------------------------------------
                                          P. Blair Mullin
                                          PRESIDENT AND CHIEF FINANCIAL OFFICER
                                          (PRINCIPAL EXECUTIVE, FINANCIAL AND
                                          ACCOUNTING OFFICER)


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                                 EXHIBIT INDEX


Exhibit No.       Document Description
-----------       ---------------------
   2.1            Acquisition Agreement dated as of March 26, 1999 by and between K2
                  Acquisitions Inc. and Morrow Snowboards, Inc.

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